EXHIBIT 23.3



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We consent to the incorporation by reference in the Registration Statement (Form
S-8) and related Prospectus of LaserSight Incorporated pertaining to the LaserSight Incorporated Non-Employee Directors Stock Option Plan, of our report dated March 6, 1995 with respect to the consolidated balance sheet of LaserSight
Incorporated   and  Subsidiaries  as  of  December  31,  1994  and  the  related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the two year period then ended included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                        /s/ Lovelace, Roby & Company, P.A.
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                                        LOVELACE, ROBY & COMPANY, P.A.
                                        Certified Public Accountants

Orlando, Florida
November 25, 1996